UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Materials Pursuant to §240.14a-12

Allianz Funds

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A TRANSCRIPT OF A RECORDED MESSAGE TRANSMITTED TO SHAREHOLDERS OF THE SERIES OF ALLIANZ FUNDS AND ALLIANZ FUNDS MULTI-STRATEGY TRUST RELATED TO THE COMBINED SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON OCTOBER 28, 2020 AND ADJOURNED UNTIL JANUARY 26, 2021, AND THE RELATED PROXY STATEMENT.

Allianz Proxylite Script – Adjournment Meeting 1/26/2021

Hi, this is Thomas Fuccillo, President and CEO of Allianz Funds.

Let me explain why this is likely one of many calls and mailings you’ve received regarding our Funds’ special meeting of shareholders. Our Funds are widely held by millions of investors like you, making it extremely difficult, time consuming and expensive for us to obtain the votes need to hold our meeting.

Due to a lack of votes, our special meeting has again needed to be adjourned, this time until January 26, 2021.

This proxy is very important as it ensures the continued, successful management and operation of your Allianz Fund(s). There are no material changes to fund expenses, the management of the funds, or the portfolio managers associated with the proposals.

You should have received materials related to the proxy and special meeting. If not, you will soon be receiving those materials, which will include instructions on how to easily vote your shares by mail, over the phone or online.

As a shareholder, your participation in this important vote is urgently needed.

You can vote now by pressing 1 to be connected with a Broadridge Investor Communication Solutions proxy specialist.

If this message was recorded on your voice mail, please call Allianz’s proxy solicitor, Broadridge Investor Communication Solutions 1-833-934-2736 for help with voting your shares.

Thank you for your time, your vote and for your investment with the Allianz Funds.